MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VoiceServe, Inc.

I consent to the inclusion in this Registration Statement on Form S-8 of my report dated July 11, 2008 relating to the audit of the consolidated financial statements of VoiceServe, Inc. and subsidiaries for the years ended March 31, 2008 and 2007, which is contained in the Form 10-KSB filed July 14, 2008 incorporated by reference.

/s/ Michael T. Studer CPA  P.C.
Michael T. Studer CPA P.C.
Freeport, New York
May 12, 2009